UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2011

COMMONWEALTH BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia	000-17377	54-1460991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

403 Boush Street, Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

                (757) 446-6900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 17, 2011, the Board of Directors of Commonwealth Bankshares, Inc. (the “Company”) adopted an amendment (the “Amendment”) to Section 1.1 of Article I of the Company’s By-Laws.  The purpose of the Amendment is to remove the requirement that the annual meeting of the Company’s shareholders be held during a particular month, and to instead provide that the annual meeting may be held on a date and at the time set by the Company’s Board of Directors.

Pursuant to General Instruction F to the Securities and Exchange Commission’s Current Report on Form 8-K, the Amendment is attached to this Report as Exhibit 3.1, and is incorporated into this Item 5.03 by this reference.

Item 8.01.                      Other Events.

The Company also announced that it has elected to postpone its 2011 annual meeting of shareholders, which typically is held during the first half of the year.  The Company will notify shareholders and provide proxy materials, and other related information, when a new meeting date has been determined.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
3.1	Amendment to the By-Laws of Commonwealth Bankshares, Inc., effective May 17, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH BANKSHARES, INC.

By:     /s/ Cynthia A. Sabol
Name: Cynthia A. Sabol
Title:   Executive Vice President and
    Chief Financial Officer

  Date:  May 23, 2011

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amendment to the By-Laws of Commonwealth Bankshares, Inc., effective May 17, 2011.